Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS FIRST QUARTER 2014 RESULTS

Net Income of $4.8 million or $0.17 per common share, up 45% from the fourth quarter of 2013, driven by strong growth in Principal Lending

More than $1.1 billion of loans held for investment at the end of the first quarter 2014

MARCH 31, 2014 FINANCIAL RESULTS

Chicago, IL — May 7, 2014 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” and “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate (“CRE”) investments reported net income of $4.8 million or $0.17 per basic and diluted common share for the quarter ended March 31, 2014.  In addition, the Company announced that its Board of Directors has declared a second quarter 2014 dividend of $0.25 per common share.

“Our origination platform continues to gain momentum, as our first quarter new commitments increased 10% year-over-year,” said Todd Schuster, CEO and President of ACRE. “Our platform’s reach is expanding with 80% of new commitments in the quarter provided to new sponsor relationships. As we continue to broaden our capabilities and relationships through new geographies and products, we expect to enhance our ability to generate attractive risk adjusted returns.”

“To capitalize on growing market opportunities, we have expanded our borrowing capacity in our principal lending business to nearly $1.3 billion, including a total of $370 million under our new City National Bank and UBS facilities and expanded Citibank Facility,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “This incremental borrowing capacity provides enhanced flexibility and improved economics for ACRE stockholders as we continue to optimize our balance sheet. Our ability to source new and diverse financing alternatives, including the commercial mortgage-backed securitization we closed in the fourth quarter of 2013, demonstrates the breadth of our platform and acute focus on managing our borrowing capabilities.”

FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the first quarter of 2014, net income was $4.8 million or $0.17 per basic and diluted common share.

•                  For the principal lending business, originations for the first quarter of 2014 totaled $193.1 in commitments and $179.0 million in outstanding principal and ACRE ended the first quarter of 2014 with 39 loans totaling more than $1.1 billion in outstanding principal.

•                  For the mortgage banking business, ACRE Capital LLC, a wholly owned subsidiary of ACRE (“ACRE Capital”), rate-locked two new senior loans totaling $28.2 million in unpaid principal balance during the first quarter of 2014 and ended the quarter with a servicing portfolio consisting of 989 loans with an unpaid principal balance of $3.8 billion and mortgage servicing rights with a carrying value of $60.1 million.

Capital and Other Activities:

•                  On March 12, 2014, the Company, through a wholly owned subsidiary, entered into a $50 million secured revolving funding facility with City National Bank (the “CNB Facility”). The Company borrows funds under the CNB Facility to finance new investments and for other working capital and general corporate needs. The interest rate on the CNB Facility is LIBOR plus 3.0% or a base rate plus 1.25%, in each case, subject to a 3.0% all-in rate floor. The initial maturity date is March 11, 2016, subject to one 12 month extension at the Company’s option if certain conditions are met.

•                  On March 28, 2014, the agreement governing ACRE Capital’s warehouse line of credit with Bank of America was amended to extend the maturity date to May 1, 2014. Subsequent to March 31, 2014, ACRE Capital amended the warehouse line of credit with Bank of America. See recent developments for additional information.

PRINCIPAL LENDING BUSINESS AS OF MARCH 31, 2014

During the first quarter of 2014, the Company originated six new loans totaling $145.8 million in commitments and refinanced an existing $47.3 million loan in its principal lending business.  The six new loans include:

•                  a $11.7 million transitional mortgage loan collateralized by an apartment complex located in Florida;

•                  a $15.0 million transitional mortgage loan collateralized by an apartment complex located in Florida;

•                  a $36.8 million transitional mortgage loan collateralized by an apartment complex located in Florida;

•                  a $17.0 million transitional mortgage loan collateralized by an apartment complex located in North Carolina;

•                  a $35.6 million transitional mortgage loan collateralized by an apartment complex located in Texas; and

•                  a $29.7 million transitional mortgage loan collateralized by an office complex located in California.

At March 31, 2014, the Company had originated or co-originated 39 loans, excluding three loans that were repaid since inception, totaling approximately $1.2 billion in commitments with outstanding principal of $1.1 billion.  At March 31, 2014, no impairment charges have been recognized with respect to the Company’s principal lending portfolio loans.

The following tables provide summary information for the principal lending business’s investment portfolio as of March 31, 2014:

Portfolio Interest Rate and Duration Summary:

(amounts in millions, except percentages)

	March 31, 2014
				Weighted
				Average	Weighted
			Weighted	Unleveraged	Average
	Carrying	Outstanding	Average Interest	Effective	Remaining
	Amount (1)	Principal (1)	Rate	Yield (2)	Life (Years)
Senior mortgage loans	$1,011.6	$1,018.6	4.9%	5.5%	2.3
Subordinated and mezzanine loans	98.8	99.5	9.0%	9.4%	3.4
Total	$1,110.4	$1,118.1	5.3%	5.8%	2.4

(1) The difference between the carrying amount and the outstanding principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2) Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total/Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of March 31, 2014 as weighted by the Outstanding Principal balance of each loan.

As of March 31, 2014, 95% of the investment portfolio consisted of floating rate loans (as measured by outstanding principal).

Portfolio Diversification Summary as of March 31, 2014:

(amounts in millions, except percentages)

PROPERTY TYPE

	Outstanding	% of
$ in millions	Principal	Portfolio
Office	$422.7	38%
Multifamily	568.4	51%
Retail	70.0	6%
Industrial	57.0	5%
Total	$1,118.1	100%

GEOGRAPHIC MIX

	Outstanding	% of
	Principal	Portfolio
Southeast	$313.9	28%
West	179.2	16%
Midwest	199.7	18%
Mid-Atlantic	181.2	16%
Southwest	244.1	22%
Total	$1,118.1	100%

MORTGAGE BANKING BUSINESS (ACRE CAPITAL) AS OF MARCH 31, 2014

For the quarter ended March 31, 2014, ACRE Capital rate-locked two loans totaling $28.2 million in principal, including one U.S. Department of Housing and Urban Development loan totaling $27.2 million and one Fannie Mae Delegated Underwriting and Servicing loan totaling $1.0 million.

As of March 31, 2014, the Company’s multifamily servicing portfolio consisted of 989 loans with an unpaid principal balance of $3.8 billion. The carrying value of the Company’s mortgage servicing rights was $60.1 million at March 31, 2014.

“We have made progress in repositioning ACRE Capital’s origination and servicing capabilities so far this year,” said Todd Schuster. “Our staffing goals and operational enhancements remain on track. We believe the benefits from these investments will become apparent in both originations and earnings in the second half of 2014.”

RECENT DEVELOPMENTS

On April 9, 2014, the Company and certain of its subsidiaries entered into a $195.0 million revolving master repurchase facility (the “UBS Facility”) with UBS Real Estate Securities Inc. (“UBS”). The Company will use the UBS Facility to finance commercial mortgage loans, under certain circumstances, commercial real estate mezzanine loans, and other assets meeting defined eligibility criteria which are approved by UBS. The initial maturity date of the UBS Facility is April 7, 2017, subject to annual extensions in UBS’s sole discretion.

On April 30, 2014, the Company originated a $23.3 million transitional first mortgage loan on an apartment complex located in Georgia.  At closing, the outstanding principal balance was approximately $20.8 million. The loan has an interest rate of LIBOR + 3.85% (plus origination and exit fees) subject to a 0.25% LIBOR floor and a term of three years.

On May 1, 2014, the Company originated a $33.5 million stretch first mortgage loan on an industrial portfolio located in Ohio.  At closing, the outstanding principal balance was approximately $32.7 million. The loan has an interest rate of LIBOR + 4.20% (plus origination and exit fees) subject to a 0.20% LIBOR floor and a term of four years.

On May 1, 2014, ACRE Capital entered into a Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement with Bank of America, N.A. and the other lenders thereto, which provides for a committed warehouse line of up to $80.0 million that matures on April 15, 2015.

On May 5, 2014, the Company originated a $20.4 million transitional first mortgage loan on two industrial buildings located in California. At closing, the outstanding principal balance was approximately $19.6 million. The loan has an interest rate of LIBOR + 5.25% (plus origination and exit fees) subject to a 0.25% LIBOR floor and a term of three years.

On May 6, 2014, the Company, through a wholly owned subsidiary, amended its secured funding facility (“Citibank Facility”) with Citibank, N.A.  (“Citibank”) to, among other things, increase the size of the facility to $250.0 million. In connection with the amendment, the Company entered into an Amended and Restated Substitute Guaranty Agreement modifying its obligations to Citibank in connection with the Citibank Facility.

In addition to increasing the size of the facility, the Citibank Facility amendment eliminated the LIBOR floor (other than with respect to one mortgage loan pledged under the Citibank Facility) as part of the interest rate calculation and changed the final repayment date from being the latest date on which a payment of principal is contractually obligated to be made in respect of each mortgage loan pledged under the Citibank Facility to December 2, 2018.  The Citibank Facility amendment and Amended and Restated Substitute Guaranty Agreement also modified certain financial tests and covenants to more effectively utilize the Citibank Facility, including, without limitation, modifying the debt to tangible net worth test to require the Company to maintain a ratio of (i) recourse debt to tangible net worth of 3.0 to 1 and (ii) total debt to tangible net worth of 4.0 to 1.

On May 7, 2014, the Company declared a cash dividend of $0.25 per common share for the second quarter of 2014. The second quarter 2014 dividend is payable on July 16, 2014 to common stockholders of record as of June 30, 2014.

INVESTMENT CAPACITY AND LIQUIDITY

As of May 6, 2014, subject to obtaining financing commitments (in accordance with and subject to the terms of the Company’s applicable funding facilities) for two loans totaling approximately $40 million in outstanding principal, the Company expects to have approximately $68 million in remaining capital, either in cash or in approved but undrawn capacity under the Company’s funding facilities.  After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $58 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes.  Assuming that the Company uses such amount as equity capital to make new investments and is able to achieve a debt-to-equity ratio of 2.5 to 1, the Company has the capacity to fund approximately $200 million of additional senior loan investments.

As of May 6, 2014, the total unfunded commitments for the Company’s existing loans held for investment were approximately $120.2 million.  In addition, borrowings under the Company’s funding facilities were approximately $441 million (excluding warehouse lines of credit in connection with the Company’s mortgage banking business), debt issued in the form of commercial mortgage-backed securities was approximately $395 million and debt issued in the form of convertible senior notes was approximately $69 million.

FIRST QUARTER 2014 DIVIDEND

On March 17, 2014, the Company declared a cash dividend of $0.25 per common share for the first quarter of 2014. The first quarter 2014 dividend was paid on April 16, 2014 to common stockholders of record as of March 31, 2014.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday May 7, 2014, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its first quarter 2014 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 0180801 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 20, 2014 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10044227. An archived replay will also be available through May 20, 2014 on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of CRE investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital, its mortgage banking business, it originates and services multifamily residential mortgage loans, senior housing and healthcare facilities by utilizing the platforms of Fannie Mae and governmental agencies. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a wholly owned subsidiary of Ares Management LLC, a global alternative asset manager with approximately $74 billion in assets under management as of December 31, 2013. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$30,402	$20,100
Restricted cash	23,051	16,954
Loans held for investment ($493,783 and $493,783 related to consolidated VIE, respectively)	1,110,357	958,495
Loans held for sale, at fair value	1,045	89,233
Mortgage servicing rights, at fair value	60,132	59,640
Other assets ($2,267 and $2,552 of interest receivable related to consolidated VIE, respectively)	32,874	32,493
Total assets	$1,257,861	$1,176,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured funding agreements	$341,542	$264,419
Convertible notes	67,947	67,815
Commercial mortgage-backed securitization debt (consolidated VIE)	395,027	395,027
Allowance for loss sharing	16,599	16,480
Due to affiliate	2,550	2,796
Dividends payable	7,147	7,127
Other liabilities ($382 and $384 of interest payable related to consolidated VIE, respectively)	22,961	17,035
Total liabilities	853,773	770,699
Commitments and contingencies (Note 8)

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2014 and December 31, 2013, 28,589,634 and 28,506,977 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	284	284
Additional paid in capital	419,669	419,405
Accumulated deficit	(15,865)	(13,473)
Total stockholders’ equity	404,088	406,216
Total liabilities and stockholders’ equity	$1,257,861	$1,176,915

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended March 31,
	2014	2013
	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$15,152	$6,711
Interest expense	(5,072)	(1,385)
Net interest margin	10,080	5,326

Mortgage banking revenue:
Servicing fees, net	5,263	—
Gains from mortgage banking activities	1,386	—
Provision for loss sharing	(119)	—
Change in fair value of mortgage servicing rights	(1,847)	—
Mortgage banking revenue	4,683	—

Gain on sale of loans	680	—
Total revenue	15,443	5,326

Expenses:
Other interest expense	1,685	1,552
Management fees to affiliate	1,492	614
Professional fees	925	566
Compensation and benefits	4,021	—
Acquisition and investment pursuit costs	20	640
General and administrative expenses	2,219	482
General and administrative expenses reimbursed to affiliate	1,000	747
Total expenses	11,362	4,601
Changes in fair value of derivatives	—	(398)
Income from operations before income taxes	4,081	327
Income tax expense (benefit)	(674)	—
Net income	$4,755	$327
Net income per common share:
Basic and diluted earnings per common share	$0.17	$0.04
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,442,560	9,212,644
Diluted weighted average shares of common stock outstanding	28,550,982	9,267,162
Dividends declared per share of common stock	$0.25	$0.25

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

FIRST QUARTER 2014 BALANCE SHEET SEGMENT INFORMATION

(in thousands)

	Principal	Mortgage
	Lending	Banking	Total
Cash and cash equivalents	$22,874	$7,528	$30,402
Restricted cash	8,334	14,717	23,051
Loans held for investment	1,110,357	—	1,110,357
Loans held for sale, at fair value	—	1,045	1,045
Mortgage servicing rights, at fair value	—	60,132	60,132
Other assets	17,961	14,913	32,874
Total Assets	$1,159,526	$98,335	$1,257,861

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

FIRST QUARTER 2014 SEGMENT INCOME STATEMENT

(in thousands)

	Principal	Mortgage
	Lending	Banking	Total
Net interest margin:
Interest income from loans held for investment	$15,152	$—	$15,152
Interest expense	(5,072)	—	(5,072)
Net interest margin	10,080	—	10,080

Mortgage banking revenue:
Servicing fees, net	—	5,263	5,263
Gains from mortgage banking activities	—	1,386	1,386
Provision for loss sharing	—	(119)	(119)
Change in fair value of mortgage servicing rights	—	(1,847)	(1,847)
Mortgage banking revenue	—	4,683	4,683

Gain on sale of loans	680	—	680
Total revenue	10,760	4,683	15,443

Expenses:
Other interest expense	1,553	132 (1)	1,685
Management fees to affiliate	1,374	118	1,492
Professional fees	707	218	925
Compensation and benefits	—	4,021	4,021
Acquisition and investment pursuit costs	20	—	20
General and administrative expenses	715	1,504	2,219
General and administrative expenses reimbursed to affiliate	819	181	1,000
Total expenses	5,188	6,174	11,362
Income from operations before income taxes	5,572	(1,491)	4,081
Income tax expense (benefit)	241	(915)	(674)
Net income (loss)	$5,331	$(576)	$4,755

(1) Other interest expense does not include interest expense related to the intercompany note between the two business segments presented, mortgage banking (conducted through ACRE Capital Holdings LLC) as borrower and principal lending (conducted through the Company) as lender.  As such interest expense is related to an intercompany note, it is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, other interest expense and net income would have been $1.0 million and $(1.5) million, respectively, for mortgage banking.